April 27, 2009

Securities and Exchange Commission

Station Place

100 F St., NE

Washington, D.C. 20549

RE:  China Bio-Immunity Corporation

Commission File No. 000-51760

Commissioners:

We have read the statements made by China Bio-Immunity Corporation, which we understand will be filed with the Securities and Exchange Commission, pursuant to Item 4.01 of Form 8-K, as part of the Form 8-K of China Bio-Immunity Corporation dated April 21, 2009. We agree with the statements concerning our Firm in such Form 8-K.

Very truly yours,

WEINBERG & COMPANY, P.A.

Certified Public Accountants